Exhibit 32.3
CERTIFICATIONS OF CHIEF ACCOUNTING OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Annual Report on Form 10-K
for the Year ended December 31, 2013
In connection with the accompanying Annual Report on Form 10-K of Pacific Mercantile Bancorp (the “Company”) for the fiscal year ended December 31, 2013 (the “Annual Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Nancy Gray, certify that:
(1) The Annual Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 14, 2014

/S/ NANCY GRAY
Nancy Gray
Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Mercantile Bancorp and will be retained by Pacific Mercantile Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.